EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170860, 333-153370, 333-124295, 333-105507, 333-62206, and 333-46766) of our report dated March 31, 2011 relating to our audits of the consolidated financial statements of ANTs software inc. included in the 2010 annual report on Form 10-K.  Our report contains an emphasis of a matter paragraph regarding substantial doubt as to the ability of the Company to continue as a going concern.

/s/ WeiserMazars LLP New York, NY March 31, 2011